SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 8, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd., Suite 300

Las Vegas, Nevada

89128

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 702-248-1174

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) entered into an engagement agreement with C. K. Cooper & Company (“CKCC”) March 2, 2006 (the “Engagement Agreement”). CKCC shall act as lead placement agent in the proposed offering, issuance and sale of the Company’s common stock, preferred stock, convertible debentures, debt or any other securities by the Company (the “Transaction”). In connection with its engagement, CKCC will perform services which are normal and customary for a placement agent to perform in connection with the Transaction. Any financing arranged by CKCC will be as the Company’s agent (on a best efforts basis) and not on an underwritten basis. The Company agrees to pay CKCC certain fees for its services pursuant to the Engagement Agreement.

Alexander G. Montano has been the president of C. K. Cooper & Company since February 1996, and has been a member of the Company’s Board of Directors since 1998. Alexander Montano is the son of Daniel C. Montano, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: March 8, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa Chief Financial Officer